PRECIDIAN ETFs TRUST

JOINT INSURANCE AGREEMENT


THIS AGREEMENT made and entered into this 29th day of June, 2011 by and between Precidian ETFs Trust (the "Trust"), a Delaware statutory trust, on behalf of its series specified in Appendix A (the "Fund" or "Funds"), and Precidian Funds LLC, the investment adviser for the Trust (the "Advisor") (each an "Insured" and together the "Joint Insureds").

	WHEREAS, the Trust is an investment company to be registered under the Investment Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, the Advisor acts as investment adviser to the Trust and may, from time to time hereafter, act in the same capacity with respect to other clients, including other investment companies.

	WHEREAS, pursuant to the requirement of Rule 17d-1(d)(7) of the 1940 Act
	("Rule 17d-1(d)(7)"), the participation of the Trust in the joint liability
	policy is in the best interest of the Trust; and the proposed premium for
	the joint liability insurance to be allocated to the Trust, based upon the
	Trust's proportionate share of the sum of the premiums that would have been
	paid if said insurance was purchased separately by each of the insured parties,
	is fair and reasonable to the Trust;

	WHEREAS, the Joint Insureds, in order to be covered by a single fidelity bond
	(the "Bond"), are required by Rule 17g-1 of the 1940 Act ("Rule 17g-1") to be
	parties to an agreement that establishes the criteria by which premiums and
	recoveries under the Bond shall be allocated among the Joint Insureds;

	WHEREAS, the Trust and the Advisor are Joint Insureds under a directors and
	officers, error and omissions liability policy (as it may be amended or
	restated from time to time, the "D&O/E&O Policy" and, together with the Bond,
	is referred to as the "Insurance") issued by Willis of Maryland, Inc.
	or such other insurers as from time to time may provide the Insurance;

	WHEREAS, the Joint Insureds desire to establish the criteria by which the
	premium for, and coverage under, the D&O/E&O Policy shall be allocated; and

	WHEREAS, the Board of Trustees of the Trust, with respect to the Fund that
	comprises the initial series of the Trust, has determined that the Fund's
	 participation in the D&O/E&O Policy and this Agreement is in the best interest
	the Fund, and that the allocation of premiums set forth in Section 1 of this
	Agreement is fair and reasonable.


	NOW, THEREFORE, it is agreed as follows:

1. Amount of Coverage Maintained.

	(a) The amount of fidelity coverage under the Bond shall at all times be at least equal in the amount to the sum of (i) the total amount of coverage which the Trust, on behalf of each Fund, would have been required to provide and maintain individually pursuant to the schedule set forth in paragraph (d) of Rule 17g-1 had the Trust not been a named insured under the Bond, plus (ii) the amount of each bond which the Advisor would have been required to provide and maintain pursuant to federal statutes or regulations had it not been a named insured under the Bond. The amount of fidelity coverage under the Bond shall be approved at least annually by the Board of Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of the Trust as defined by Section 2(a)(19) of the 1940
 Act ("Section 2(a)(19)").

	(b) The annual premium for the D&O/E&O
Policy shall be allocated among the Joint Insureds in accordance with Rule 17d-1(d)(7). The portion of the premium allocated to the Trust to be borne by the Fund in each policy year shall be determined at least annually by calculating the proportion of net assets of the
Fund on an appropriate date as determined
 by the Fund's Treasurer and applying said proportion to the balance of the respective premium, unless the parties determine
that it would be more equitable for the
 Fund to pay a different amount.

2. Allocation of Recoveries. In the event an actual pecuniary loss is suffered by the Joint Insureds under circumstances covered by the terms of the Insurance, any recovery under the Insurance shall be allocated among the Joint Insureds as follows:

	(a)	If the total amount of
coverage provided under the Insurance exceeds or is equal to the amount of the combined total amount of loss suffered by the Joint
Insureds suffering loss, then each such Insured shall be entitled to recover the amount of its actual loss.

	(b)	If the amount of loss
suffered by each Insured suffering loss
exceeds its minimum coverage requirement under Rule 17g-1 and the amount of such Joint Insureds' combined actual losses exceeds the total amount of coverage provided under the Insurance, then each such Insured shall be entitled to recover
(i) its minimum coverage requirement
and (ii) to the extent there exists any excess coverage, the proportion of such excess coverage which its minimum coverage requirements bears to the amount of the combined minimum coverage requirements of the Joint Insureds suffering actual loss: provided, however, that if the actual loss of any such Insureds is less than the sum of (i) and (ii) above, then such difference shall be recoverable by the other Insured in proportion to their relative minimum coverage requirements.

	(c)	If (i) the amount
of actual loss suffered by any Insured is less than or equal to its minimum coverage requirement, (ii) the amount of actual loss of the other Insured exceeds its minimum coverage requirement or requirements, and
(iii) the amount of the combined actual
losses of the Joint Insureds exceeds the total amount of coverage provided under the Bond, then any Insured which has suffered an amount of actual loss less than or equal to its minimum coverage
requirement shall be entitled to recover
 its actual loss. If only one Insured has suffered actual loss, it shall be entitled to recover the remainder of the amount
of the coverage under the Insurance.

3. Allocation of Premiums.  No premium
shall be paid under the Bond unless the
Board of Trustees of the Trust, including
 a majority of those Trustees who are
not "interested persons" of the Trust
as defined by Section 2(a)(19), shall
approve the portion of the premium
 to be paid by the Trust, on behalf of each Fund.
The premium payable on the Bond
shall be allocated between the Trust and the Advisor as determined by the Board of Trustees of the Trust.

4. Amendment. Each party hereby consents to additional Funds and investment companies advised or managed by the Advisor being named as a Joint Insured under the Insurance and this Agreement.
Appendix A shall be amended when
necessary to reflect the addition of new
Funds and investment companies. Otherwise this Agreement may not be amended or modified in any manner except by a written agreement executed by the parties.

5. Filing with the Commission. A copy of this Agreement and any amendment thereto shall be filed with the Securities and Exchange Commission (the "SEC") within
10 days after the execution thereof.

6. Applicable Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance
 with the laws of the State of Delaware.

7. Notices.  All Notices and other
communications hereunder shall be in writing and shall be addressed to the appropriate party at 350 Main Street, Suite 9,
Bedminster, NJ 07921.

8. Limitations of Liability of Trustees
and Shareholders.  A copy of the
Declaration of Trust of the Trust,
and any amendments thereto, are on file
with the Secretary of State of Delaware, and it is hereby agreed that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF____________, on
behalf of the Trust and the Advisor, has caused this Agreement to be executed as of the day and year first written.


	PRECIDIAN ETFs Trust,
	on behalf its Fund



	By:	/S/ Mark Criscitello
		------------------------
		Name: Mark Criscitello
		Title: Principal Financial Officer



	PRECIDIAN FUNDS LLC


	By:	/S/ Mark Criscitello
		------------------------
		Name: Mark Criscitello
		Title: Chairman



APPENDIX A


MAXISSM Nikkei 225 Index Fund
As of June 29, 2011